EXHIBIT 10.13

COMPENSATION INFORMATION FOR NAMED EXECUTIVE OFFICERS

                The table below provides information regarding the 2007 cash bonus and 2008 annual base salary of each named executive officer of Website Pros, Inc. (the “Company”):

Named Executive Officer (1)	2007 Cash Bonus	2008 Annual Base Salary
David L. Brown	$200,000	$385,000
Chief Executive Officer

Kevin M. Carney	$100,000	$245,000
Chief Financial Officer

(1) Jeffrey M. Stibel, the Company’s President, commenced employment with the Company on September 30, 2007, upon the consummation of the acquisition of Web.com, Inc.  Mr. Stibel will be eligible for a bonus for 2008.